CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Variable Insurance Products Fund of Funds Trust of our reports (dated as listed in Appendix I), relating to the financial statements and financial highlights, which appear in each of the fund’s (as listed in Appendix I) Annual Report on Form N-CSR for the year ended December 31, 2019.  We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
April 15, 2020

Appendix I
AZL Balanced Index Strategy Fund
AZL DFA Multi-Strategy Fund
AZL MVP Fusion Dynamic Conservative Fund
AZL MVP Fusion Dynamic Balanced Fund
AZL MVP Fusion Dynamic Moderate Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Global Balanced Index Strategy Fund
AZL MVP Moderate Index Strategy Fund
AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund
AZL MVP T.Rowe Price Capital Appreciation Plus Fund
AZL MVP DFA Multi-Strategy Fund